EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88422, 33-99196, 33-94974, 333-65799, 333-36159, 333-82418, 333-82416 and 333-140539) Form S-3 (File Nos. 333-90017, 333-76614, 333-92174 and 333-102334) and Form S-1 (File Nos. 333-138109 and 333-143421) of Acorn Energy, Inc. of our reports dated April 15, 2008 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants
A member of PricewaterhouseCoopers International Limited

April 15, 2008
Tel Aviv, Israel